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                                                                   Exhibit 23.1

              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the registration of 13,500,000 shares of Class A Common Stock of NBC Internet, Inc. of our reports pertaining to Xoom.com, Inc. dated January 25, 1999, pertaining to Paralogic Corporation dated July 20, 1998, pertaining to Global Bridges Technologies, Inc. dated July 10, 1998, pertaining to Pagecount, Inc. dated July 7, 1998 (except for Note 6, as to which the date is, July 24, 1998), pertaining to MightyMail Networks, Inc. dated June 4, 1999, and pertaining to Paralogic Software Corporation dated June 22, 1999, included in the Proxy Statement of Xoom.com, Inc. that is made a part of Amendment No. 5 to the Registration Statement (Form S-4 No. 333-82639) and Prospectus of NBC Internet, Inc. for the registration of 20,120,409 shares of its common stock, filed with the Securities and Exchange Commission.

                                                     /s/ Ernst & Young, LLP

Palo Alto, California
November 29, 1999